UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2006

VitalStream Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10013	87-0429944
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100 Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(949) 743-2000

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 14, 2006, VitalStream Holdings, Inc. (the “Company”) appointed Eric L. Mersch as its Chief Financial Officer. The Company’s previous Chief Financial Officer, Mark Belzowski, ceased to serve as Chief Financial Officer on that date but is expected to remain with the Company’s financial team in a senior capacity.

Prior to joining the Company, Mr. Mersch, age 38, worked at Harrah's Entertainment, Inc. from March 2003 to August 2006, where he served as vice president, finance for Harrah's Las Vegas and The Flamingo (September 2005 to August 2006), vice president, finance of the western division (October 2005 to September 2005) and director, corporate finance (March 2003 to October 2004). Before joining Harrah's in March 2003, Mr. Mersch was the CFO of Andre-Boudin Bakeries, Inc. from June 2001 to December 2002 and a Senior Associate, Corporate Finance at the technology-focused investment bank Robertson Stephens from March 2000 to March 2001.

Mr. Mersch began his career in June of 1990 with the United States Navy, serving over a seven-year period as Division Officer of the USS Los Angeles, Special Projects Officer for Chief of Naval Operations at The Pentagon and Lieutenant specializing in submarine operations and intelligence projects. He holds a Bachelor of Science degree in Economics from the United States Naval Academy, a Masters in Nuclear Power Engineering from the Submarine Officer Nuclear Engineering School and a Masters in Business Administration from Harvard Business School.

The Company and Mr. Mersch entered into a standard offer letter agreement, pursuant to which the Company agreed to provide Mr. Mersch a base salary of $180,000 per year, an annual bonus of up to 30% of his base salary tied to performance factors to be determined by the Company’s Board of Directors or Compensation Committee and standard employee benefits. The Company agreed to recommend to the Board of Directors the grant of an option to purchase 125,000 share of common stock at an exercise price equal to the closing price of the stock on the date of grant. Such option was granted on August 9, 2006, which was Mr. Mersch’s first day of employment with the Company in anticipation of his appointment as Chief Financial Officer the following week.

Item 7.01 Regulation FD Disclosure.

On August 15, 2006, the Company issued a press release, entitled “VitalStream Strengthens Management Team With Appointment of Eric L. Mersch as Chief Financial Officer.” A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K (including exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

10.1	Offer letter agreement between the Company and Eric L. Mersch.

99.1	Press Release issued by the Company dated August 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Dated: August 18, 2006	By:	/s/ Philip N. Kaplan
Philip N. Kaplan
President